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This filing is made pursuant to
Rule 424(b)(5) under the Securities Act of 1933
in connection with Registration No. 333-121393

PROSPECTUS SUPPLEMENT
(To Prospectus dated January 12, 2005)

3,650,000 Shares

POINT THERAPEUTICS, INC.

Common Stock

We are offering up to 3,650,000 shares of our common stock. In connection with this offering, we will pay fees to SG Cowen & Co., LLC and RBC Capital Markets Corporation, as the placement agents. See "Plan of Distribution" beginning on page S-11 of this prospectus supplement for more information regarding this arrangement.

Our common stock is quoted on the Nasdaq SmallCap Market under the symbol "POTP." On February 28, 2005, the last reported sale price of our common stock as quoted on the Nasdaq SmallCap Market was $5.30 per share.

Our business and an investment in our common stock involves significant risks. These risks are described under the caption "Risk Factors" beginning on page S-1 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Maximum Offering
Public offering price	$4.500	$16,425,000
Placement agents' fee	$0.315	$1,149,750
Proceeds, before expenses, to us	$4.185	$15,275,250

We estimate the total expenses of this offering, excluding the placement agents' fee, will be approximately $180,000. The placement agents are not required to arrange for the sale of any specific number or dollar amount of the shares of common stock offered by this offering, but will use their reasonable best efforts to sell the shares of common stock offered. The offering will end on or prior to March 4, 2005. Pursuant to an escrow agreement among us, the placement agents and an escrow agent, certain funds received in payment for the shares sold in this offering will be deposited into an interest-bearing escrow account and held until we and the placement agents notify the escrow agent that the offering has closed, indicating the date on which the shares are to be delivered to the purchasers and the proceeds are to be delivered to us. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, placement agents' fee and net proceeds to us, if any, in this offering are not presently determinable and may be substantially less than the maximum offering amounts set forth above.

SG Cowen & Co.	RBC Capital Markets

February 28, 2005

In this prospectus, "Point," "the Company," "we," "us" and "our" refer to Point Therapeutics, Inc. and any of its subsidiaries.

        This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the Securities and Exchange Commission. Under the shelf registration process, we may offer from time to time shares of our common stock up to an aggregate amount of $50,000,000, of which this offering is a part. In the accompanying prospectus, we provide you with a general description of the securities we may offer from time to time under our shelf registration statement. In this prospectus supplement, we provide you with specific information about the shares of our common stock that we are selling in this offering. This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein include important information about us, our common stock being offered and other information you should know before investing. This prospectus supplement also adds, updates, and changes information contained in the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus as well as the additional information described under "Where You Can Find More Information" before investing in shares of our common stock.

        You should rely only on information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. We are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where such offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock.

RISK FACTORS

Certain Factors That May Affect Future Operating Results

        We operate in a rapidly changing environment that involves a number of risks, some of which are beyond our control. The following discussion highlights some of these risks and others are discussed elsewhere herein.

If we fail to obtain the capital necessary to fund our operations, we will be unable to successfully develop or commercialize talabostat (PT-100)

        As of September 30, 2004, we had a cash balance of approximately $18 million. We currently anticipate spending approximately between $1.5 and $2.0 million per month to fund our preclinical and clinical programs and related general and administrative activities. Before giving effect to the proceeds of this offering, if any, our current cash balance is expected to be sufficient to allow us to maintain current and planned operations into the second half of 2005. It is difficult to estimate at this time the additional funds required to finance our operations as we are currently uncertain about the therapeutic indications that we will continue to clinically develop into later stages, the extent of the clinical program required to successfully develop a selected therapeutic indication, and if any of these programs will eventually be financed through a collaboration with a better funded partner. Also, we do not know whether additional funding will be available when needed, or that, if available, we will be able to obtain funding on satisfactory terms. We have incurred approximately $43.5 million of expenses since inception through September 30, 2004, and expect our capital outlays and operating expenditures to increase over the next several years as we expand our infrastructure and preclinical and clinical trial activities. We may raise these funds through corporate partnerships, additional sales of securities in both public and private offerings as the markets allow, and merger and acquisition activities and consolidations.

        In addition to the progress of our preclinical and clinical effort, our future capital requirements depend on many other factors, including: the cost and timing of regulatory approvals of talabostat, technological advances, the reevaluation of the commercial potential of talabostat in light of developments in our industry or market, the status of competitive products, the establishment of a sales force and the development of manufacturing capacity. Unexpected events or other factors beyond our control could also impact our capital requirements.

        We may be required to relinquish rights to our technologies or talabostat, or grant licenses on terms that are not favorable to us, in order to raise additional funds through alliance, joint venture and licensing arrangements. If adequate funds are not available, we will be required to delay, reduce the scope of or eliminate one or more of our preclinical and clinical programs.

Our lead product candidate, talabostat, is in the early stages of human clinical development, and its safety and effectiveness are still being determined

        Our lead product candidate, talabostat, is currently undergoing evaluation in early-stage clinical trials for the treatment of solid tumors and neutropenia. To obtain regulatory approval for the commercial sale of talabostat for its intended therapeutic applications, we must demonstrate in carefully controlled and well-designed clinical trials that talabostat is safe and effective in humans for the proposed therapeutic indications. In addition to animal safety studies, we have conducted Phase 1 human clinical safety studies, both in single and multiple doses, which have provided us sufficient safety information to select dose ranges for our Phase 1 human clinical dose finding studies. These Phase 1 dose finding studies have, in turn, provided us safety and effectiveness information to select doses for our Phase 2 human clinical studies which are evaluating safety and effectiveness of talabostat in larger cohort groups. Although with the completion of each of our human clinical studies we are learning more about the safety profile of talabostat, we cannot yet predict whether subjects in clinical trials will suffer unacceptable health consequences related to talabostat. Our clinical trials may be suspended at any time if the Food and Drug Administration (the "FDA") or we believe that the participating subjects are exposed to unacceptable health risks. In addition, we cannot yet predict whether talabostat will be effective treating the therapeutic applications for which the human clinical studies we are conducting have been designed or that physicians or the FDA will consider talabostat effective for such therapeutic applications. In addition, even if talabostat is shown to be effective in our clinical trials, we can not predict whether the FDA will determine that the therapeutic benefits of talabostat outweigh any perceived adverse effects of the drug.

        If talabostat is not safe or effective, or is perceived as not being safe or effective by the FDA or physicians, our business, financial condition, results of operations and prospects will be harmed.

Our lead product candidate, talabostat, is in the early stages of human clinical development, and we may not be able to design or implement an effective clinical development plan which will result in timely FDA approval for the selected therapeutic applications

        Our lead product candidate, talabostat, is currently undergoing evaluation in early-stage clinical trials for the treatment of solid tumors and neutropenia. Conducting clinical trials is a lengthy and highly uncertain process. The length of time to complete clinical trials varies according to the type, complexity, novelty and intended use of the product candidate. We may not have designed our clinical trials in a way that results in their fastest completion because of unforeseen safety or effectiveness issues. Our trials may take longer to complete than we anticipate because of a slower than expected rate of eligible subject recruitment in the trials. If our clinical trials take longer than we expect, we may have greater expenses than we project and may have a more difficult time raising additional capital to fund future or even existing capital requirements.

        Even if we are able to conduct our clinical trials in a timely manner, other factors related to the conduct of the trials could still adversely affect our chances of obtaining FDA approval. We may not be able to adequately follow or evaluate the subjects of the clinical trials after their treatment to establish a positive therapeutic effect. We may not be able to maintain a database of sufficient integrity to track safety and effectiveness information of treated subjects that would withstand appropriate FDA scrutiny. We, or our chosen vendors, may fail to comply with FDA regulations for good clinical practices.

        If we obtain FDA approval for one or more therapeutic indications, we may then elect to perform further clinical studies intended to broaden the labeling indications. If such studies do not support expanding the labeling indications, our ability to promote and market such products will be limited.

If talabostat is not a successful drug candidate, we may be unable to obtain other potential drug candidates

        In addition to our substantial efforts developing talabostat on a preclinical and early-stage clinical basis, we from time to time evaluate new technology opportunities to broaden our portfolio of potential drug candidates, including in-licensing opportunities, collaboration arrangements as well as more expansive corporate relationships, such as mergers and acquisitions. However, we may not be able to consummate a transaction to broaden our portfolio of potential drug candidates on terms satisfactory to us. If talabostat is not ultimately a successful drug candidate and we cannot obtain other potential drug candidates through one or more strategic transactions, our business, financial condition and results of operations and prospects will be harmed.

We have had a history of losses, and expect to continue to incur losses and may not achieve or maintain profitability

        As of September 30, 2004 we had an accumulated deficit of approximately $35 million. The extent of our future losses and the timing of profitability are highly uncertain, and we may never achieve profitable operations. We have not had any products that generated any sales revenue, and we likely will not until talabostat or any other of our products become commercially available, if ever. We expect to incur losses at least until we begin commercial sales of our first approved product, if any. We expect that our operating expenses will increase and accelerate as our preclinical, clinical and support operations expand, even if we succeed in developing one or more commercial products. Our ability to achieve product revenue and profitability is dependent on our capability, alone or with partners, to successfully complete the development of talabostat, conduct clinical trials, obtain necessary regulatory approvals, and manufacture, distribute, market and sell talabostat. We cannot provide assurance that we will generate product revenues or achieve profitability.

If Tufts University School of Medicine terminates our license, we could experience delays or be unable to complete the development and commercialization of our potential products

        We license key technology including the rights to talabostat, our lead product, from Tufts University School of Medicine. The underlying licenses for this technology terminate on the later of the date of the last-to-expire patents, or 15 years from the date of initial commercial sale of the licensed product. Termination of these licenses prior to or upon expiration of the term could force us to delay or discontinue our development and commercialization programs. Pursuant to the terms of the license, Tufts University School of Medicine has the right to terminate the license prior to expiration of the term upon a material breach of the license by us, our ceasing to do business or becoming insolvent, or our failure to sell a licensed product in the U.S. market by May 2009. We have no assurance that we would be able to license substitute technology in the future. Our inability to do so could impair our ability to conduct our business because we may lack the technology, the necessary rights to such technology, or the finances required, in each case, to develop and commercialize our potential products.

If we fail to obtain regulatory approval for talabostat in a timely manner, our operating results and business may be adversely affected

        We must obtain regulatory approval before marketing or selling talabostat in any major world pharmaceutical market for any therapeutic application for talabostat. Due to risks and uncertainties inherent in clinical testing and the regulatory process, we are not able to estimate when talabostat may be commercially available for any application, if at all.

        In the U.S., we must obtain FDA approval for talabostat and each indication that we intend to commercialize. The FDA approval process is typically lengthy and expensive, and such approval is never certain and entails a high degree of risk. Products marketed, manufactured or distributed abroad are also subject to foreign government regulation. Talabostat has not received regulatory approval to be commercially marketed and sold for any therapeutic indication. If we fail to obtain regulatory approval, we will be unable to market and sell talabostat. We cannot predict with certainty if or when we might submit talabostat for regulatory approval for any therapeutic indication. Once we submit talabostat for review, we cannot assure you that the FDA or other regulatory agencies will grant approvals on a timely basis or at all. If regulatory approval for any therapeutic application for talabostat is delayed, our business, financial condition or results of operations would be materially adversely affected.

Because we rely on third parties to conduct human clinical studies, we may encounter delays in product development and commercialization

        We have relatively few employees and do not have sufficient internal resources or experience to conduct human clinical trials completely on our own. We must therefore contract with third parties to perform the clinical trials needed for us to submit talabostat to the FDA for marketing approval.

        Although we continue to increase our internal clinical development capability, including our ability to supervise, manage and, as necessary replace, outside vendors, we still outsource a substantial amount of the clinical trial development process. Thus, we may lose control over the cost of and time required to conduct these studies. In addition, these third parties might not conduct our clinical trials in accordance with regulatory requirements. Currently, we rely on a small number of contractors for conducting clinical trials of talabostat, although we believe we can replace these contractors, as necessary, on terms acceptable to us. The failure of any contractor to carry out its contractual duties could delay or increase the cost of the successful development and commercialization of talabostat.

We may fail to adequately protect or enforce our intellectual property rights, and our products and processes may infringe the intellectual property rights of others

        Protection of our compounds and technology owned or licensed by us is essential to our business. Our policy is to protect our technology by, among other things, filing or causing to be filed on our behalf patent applications for technology relating to the development of our business. We own or have licensed 13 issued U.S. patents and 15 pending U.S. patent applications. These patents and patent applications relate to our anti-tumor, hematopoiesis, diabetes and vaccine adjuvant technologies. If regulatory extensions are not taken into account, one U.S. patent expires in 2007; one U.S. patent and two applications expire in 2011; and the remaining patents and applications expire in 2016 and beyond. We also own or have licensed foreign patents and patent applications corresponding to most of the U.S. patents and patent applications. It is possible that no patents will be issued on our pending patent applications, and it is possible that our patent claims, now or in the future issued, will not be sufficient to protect our products and technology, will not be sufficient to provide protection against competitive products, or otherwise will not be commercially valuable.

        Our commercial success will also depend in part on our ability to commercialize talabostat without infringing on patents or other proprietary rights of others. Any patents issued to or licensed by us could be challenged, invalidated, infringed, circumvented or held unenforceable. Talabostat or our other lead drug candidates may infringe current or future patents or other proprietary rights of others. To date, we have not received any communications from third parties nor are we aware of any claims by third parties that talabostat or any of our other activities infringe upon the patent or other proprietary rights of any third party. However, we cannot assure you that other companies or individuals have not or will not independently develop substantially equivalent proprietary rights or that other parties have not or will not be issued patents that may prevent the sale of our products or require licensing and the payment of significant fees or royalties in order for us to be able to carry on our business. If we are successful in the preclinical and clinical development of PT-630, our lead drug candidate for the treatment of type 2 diabetes, to market and sell that drug we may need to obtain at least a non-exclusive license for relevant use patents from third parties. We have not notified another party that they are infringing any of our proprietary rights although we do from time to time engage in discussions with licensors, vendors and other parties about the scope and enforceability of our contractual rights.

        Litigation or other legal proceedings could result in substantial costs to us and may be necessary to enforce any of our patents or other proprietary rights or to determine the scope and validity or enforceability of other parties' proprietary rights. The defense and enforcement of patent and intellectual property claims are both costly and time consuming, even if the legal outcome is favorable to us. Any adverse legal outcome could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties, or require us to cease manufacturing or selling our future products.

        Our employees, consultants and advisors are required to enter into written confidentiality agreements that prohibit the disclosure or use of confidential information. We also have entered into written confidentiality agreements that are intended to protect our confidential information delivered to third parties for research and other purposes. However, these agreements could be breached, and we may not have adequate remedies for any breach, or our trade secrets and proprietary information could otherwise become known or be independently discovered by others. We have not notified any person of a violation of a confidentiality agreement that has materially harmed our business.

If our competitors reach the market sooner or develop products and technologies that are more effective or have reduced side effects, our commercial opportunity will be reduced or eliminated

        The pharmaceutical and biotechnology industries are intensely competitive. There are existing products on the market that are used for the treatment of subjects with the same indications that we have targeted including, among others, Chiron's Proleukin®, Bayer's DTIC-Dome®, Aventis' Taxotere®, Bristol-Myers Squibb's Paraplatin® and Platinol AQ®, AstraZeneca's Iressa®, Amgen Inc.'s Neupogen® and Neulasta®, Corixa's Bexxar® and IDEC's Zevalin®. Because talabostat is still in the early stages of clinical development, we do not have the sales, marketing, manufacturing or distribution capabilities necessary to compete with well-established companies. If talabostat is approved by the FDA for one or more therapeutic applications, we may enter into collaboration agreements with one or more established companies in order to compete in the marketplace. There can be no assurances that we would be able to successfully enter into any such collaborations with third parties or that any such collaborations would be entered into on terms satisfactory to us.

        There are also many public and private pharmaceutical companies, biotechnology companies, public and private universities, governmental agencies and research organizations actively engaged in drug discovery and research and development of products for the treatment of subjects with the same indications that we have targeted. Many of these organizations have financial, technical, regulatory, patenting, manufacturing and marketing resources that are far greater than ours. If a competitor were to successfully develop or acquire rights to a similar or more effective treatment of subjects with the same indications targeted by us or one that has reduced side effects or offers significantly lower costs of treatment, or were to successfully enter the market in advance of us with a similar or superior therapy, our business, financial condition or results of operations could be materially adversely affected.

        We cannot provide assurances that research and development by others will not render our technology or talabostat obsolete or non-competitive or result in treatments superior to any therapy or drug developed by us, or that any drug or therapy developed by us will be preferred to any existing or newly developed technologies.

Our manufacturing strategy presents a number of risks

        We do not currently have our own manufacturing facilities. We expect in the future to depend on outside contractors for the manufacture of talabostat. Completion of our clinical trials and the commercialization of talabostat will require access to, or development of, manufacturing capabilities. We have entered into short-term arrangements with third parties with respect to the manufacture of the quantities necessary for preclinical and early-stage clinical development. As we approach later-stage clinical development and commercialization of a product candidate, however, our intention is to enter into longer-term arrangements with multiple manufacturing sources. We may not be able to enter into additional third-party manufacturing arrangements on acceptable terms, if at all. An outside contractor may give greater priority to other products or for other reasons may fail to manufacture or deliver the required supply of talabostat in a cost-effective or timely manner. Our current and future manufacturers are and will be subject to ongoing periodic unannounced inspection by the FDA and corresponding state and foreign agencies for compliance with strictly enforced good manufacturing practice regulations and similar state and foreign standards, and we do not have control over our third-party manufacturers' compliance with these regulations and standards.

        Any of these factors could in the future delay clinical trials or commercialization of talabostat, interfere with sales, entail higher costs or result in us being unable to effectively sell our products. To the extent that we are reliant on a sole source of supply of a drug, any interruption in that supply could delay us in effectively developing, testing and commercializing the drug.

Our ability to generate revenues will be diminished if talabostat is not accepted in the marketplace, if we fail to obtain acceptable prices or if adequate reimbursement is not available for talabostat from third-party payors

        There are competing products to talabostat already in the market for the treatment of each therapeutic indication we are currently pursuing in clinical trials. Even if approved for sale and distribution for one or more therapeutic indications, talabostat might not achieve market acceptance for such indications or remain on the market. Talabostat may be rejected by the marketplace due to many factors, including cost and the perceived risks versus the benefits of talabostat. Physicians, subjects, payors or the medical community in general may be unwilling to accept, prescribe, utilize, recommend or reimburse for talabostat for such indications.

        Our ability to commercialize our drugs may be limited due to the continuing efforts of government and third-party payors to contain or reduce the costs of health care through various means. For example, in many markets outside the U.S., the pricing and profitability of prescription pharmaceuticals are subject to government control. In the U.S., we expect that there will continue to be federal and state proposals to implement additional government control. For example, the recently enacted Medicare Prescription Drug, Improvement, and Modernization Act of 2003 provides a new Medicare prescription drug benefit beginning in 2006 and mandates other reforms. Although we cannot predict the full effects on our business of the implementation of this new legislation, it is possible that the new benefit will result in decreased reimbursement for prescription drugs which may further exacerbate industry-wide pressure to reduce the prices charged for prescription drugs. This could harm our ability to market talabostat and generate revenues.

        Also, increasing emphasis on managed care in the U.S. and the possibility of government regulation of prescription drug prices will likely continue to put additional pressure on the pricing of pharmaceutical products. Cost control initiatives could decrease the price that we might otherwise achieve for talabostat in the future. Further, cost control initiatives could adversely affect our ability to commercialize talabostat and our ability to realize profits and revenues from this commercialization.

        Our ability to commercialize pharmaceutical products, alone or with distributors or others, may depend in part on the extent to which reimbursement for the products will be available from:

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  government and health administration authorities;

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  private health insurers; and

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  other third-party payors.

        Significant uncertainty exists as to the reimbursement status of newly approved healthcare products. Third-party payors, including Medicare, are challenging the prices charged for medical products and services. Government and other third-party payors increasingly are attempting to contain healthcare costs by limiting both coverage and the level of reimbursement for new drugs and by refusing, in some cases, to provide coverage for uses of approved products for disease indications for which the FDA has not granted labeling approval. Third-party insurance coverage may not be available to subjects for any products we discover and develop, alone or with our strategic alliance partners. If government and other third-party payors do not provide adequate coverage and reimbursement levels for talabostat, the market acceptance of these products may be reduced.

We use hazardous chemicals and radioactive and biological materials in our business; any disputes relating to improper use, handling, storage or disposal of these materials could be time consuming and costly

        Our preclinical and clinical operations involve the use of certain hazardous materials, including certain chemicals and radioactive and biological materials. The hazardous materials used most frequently by us in our operations include sodium chromate containing chromium-51 (51 Cr), nucleotides containing phosphorus-32 (32 P) and phenol. Our operations also produce hazardous waste products. We are subject to the risk of accidental contamination or discharge or any resultant injury from these materials, and we do not maintain liability insurance for contamination or injury resulting from the use of the materials. Federal, state and local laws and regulations govern the use, manufacture, storage, handling and disposal of these materials. We could be subject to damages, fines and penalties in the event of an improper or unauthorized release of, or exposure of individuals to, these hazardous materials, and our liability could exceed our total assets. Compliance with environmental laws and regulations may be expensive, and current or future environmental regulations may impair our business. To date, our compliance costs with respect to environmental laws and regulations have been minimal.

We may be sued for product or operational liability

        We may be held liable if any of our products or operations cause injury or death or are found otherwise unsuitable during product testing, manufacturing, marketing or sale. We currently maintain a $2 million general liability policy and a $5 million annual aggregate product liability insurance related to our clinical trials consistent with industry standards which we believe is adequate to insure us against such potential losses. When necessary for our products, we intend to obtain additional product liability insurance. Insurance coverage may be prohibitively expensive, may not fully cover our potential liabilities or may not be available in the future. Inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the commercialization of our products. If we are sued for any injury caused by our products, the litigation could consume substantial time and attention of our management and our liability could exceed our total assets.

If we lose key personnel or are unable to attract or retain additional personnel, we may be unable to develop talabostat or achieve commercialization objectives

        We are highly dependent on Donald R. Kiepert, Jr., our Chairman, President and Chief Executive Officer, Richard N. Small, our Senior Vice President, Chief Financial Officer and Treasurer, Michael P. Duffy, our Senior Vice President, General Counsel and Secretary, Barry Jones, our Senior Vice President for Research, Margaret J. Uprichard, our Senior Vice President of Drug Development, as well as other key members of our management and scientific staff. To date, we have not maintained key-man liability insurance to protect against the loss of any of these personnel, with the exception of Mr. Kiepert, for whom we maintain a key-man liability insurance policy. The loss of any of these personnel may have a disruptive effect on our operations until they are replaced, and may have a material adverse effect on our product development and commercialization efforts if we are not able to attract qualified replacements.

        Our success depends on our continued ability to attract, retain and motivate highly qualified management and scientific personnel. In particular, our preclinical and clinical operations depend on our ability to attract and retain highly skilled scientists and clinical development and regulatory affairs personnel. In addition, we will need to hire additional personnel and develop additional collaborations as we continue to expand our preclinical and clinical operations. To date, we have been able to attract and retain key personnel when needed. We are not aware of any key employee who plans to retire or terminate his or her employment with us in the near future. Despite our ability in the past in attracting and retaining key personnel, we cannot provide assurances that we will be able to continue to attract, retain or motivate personnel or develop or maintain such outside relationships in the future.

We have contingent liabilities relating to our historical discontinued operations that could give rise to liability risks in the future

        Prior to the sale of substantially all of our non-cash assets to Whatman in May of 2001, we were engaged in the business of developing and supplying blood filtration devices. Although Whatman contractually assumed and agreed to indemnify us and hold us harmless from and against most liabilities and obligations arising out of the conduct of our blood filtration business, we retained certain known and unknown risks that were not contractually assumed by Whatman including without limitation, (i) any of our liabilities under any benefit plan, (ii) tax liabilities incurred which relate to periods prior to the closing of the Whatman transaction, (iii) accounts payable arising prior to the closing of the Whatman transaction, (iv) any of our liabilities which were owed to our security holders in their capacity as such, and (v) our liabilities which were owed to Gambro Inc. or Sepracor, Inc. arising or resulting from their respective contractual relationships with us. If for any reason Whatman is not able to satisfy any of the assumed liabilities, such outcome could have a material and adverse effect on our financial condition. Accordingly, there can be no assurances that claims arising out of our historical business and operations would not be asserted against us in the future and, if asserted, there can be no assurances that we would prevail.

If we are unable to maintain compliance with NASDAQ listing requirements, our stock could be delisted

        As of April 2, 2004, our common stock began trading on the NASDAQ SmallCap Market. Previously, our common stock was traded on the OTC Bulletin Board. There can be no assurances, however, that we will be able to maintain compliance with NASDAQ's present listing standards, or that NASDAQ will not implement additional listing standards with which we are unable to comply. Failure to maintain compliance with NASDAQ listing requirements could result in the delisting of our shares from trading on the NASDAQ system, which could have a material adverse effect on the trading price, volume and marketability of our common stock.

Our stock price could be volatile and our trading volume may fluctuate substantially

        The price of our common stock has been and may in the future continue to be extremely volatile, with the sale price fluctuating from a low of $0.70 to a high of $6.95 in the two-year period ended February 28, 2005. Factors such as the announcements of results from our clinical trials, technological innovations or new products of our competitors, governmental regulation, health care legislation, developments in patent or other proprietary rights of us or our competitors, including litigation, fluctuations in operating results and market conditions for health care and life sciences stocks in general could have a significant impact on the future price of our common stock. In addition, the stock market has from time to time experienced extreme price and volume fluctuations which may be unrelated to the operating performance of particular companies. For the three-month period ended February 28, 2005, the daily trading volume for shares of our common stock ranged from 4,600 to 261,400 shares traded per day, and the average daily trading volume during such three-month period was only 48,321 shares traded per day. Accordingly, our investors who wish to dispose of their shares of common stock on any given trading day may not be able to do so or may be able to dispose of only a portion of their shares of common stock.

The subsequent sale of a substantial number of shares of our common stock could cause our stock price to decline and cause our stockholders to experience substantial dilution

        In total, certain entities and individuals hold existing warrants to purchase up to 4,091,944 shares of our common stock at a weighted average exercise price of $3.57. In addition, certain entities and individuals hold existing options to purchase 3,211,221 shares of our common stock at an average exercise price of $3.46. The exercise and subsequent sale of a substantial amount of these warrants and options could adversely affect the market price of our common stock. To the extent we raise additional capital by issuing equity securities, all stockholders may experience substantial dilution.

Certain Factors Specific To This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively

        We have not designated the amount of net proceeds we will use for any particular purpose. Accordingly, our management will have broad discretion as to the application of the net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our market value or make us profitable.

Because the total price you will pay for your shares in the offering will be much greater than the value of our assets after subtracting our liabilities, the value of your investment in our common stock will be diluted

        If you purchase our common stock in this offering, the price you will pay for our common stock will be much greater than the book value per share of our outstanding common stock after the offering. In addition, the total amount of our capital will be less than it would have been had you and all of the existing stockholders, optionees, and warrant holders paid the same amount per share for our common stock. Accordingly, you will suffer immediate and substantial dilution of your investment. In the past, we have issued options and warrants to buy our common stock at prices below the offering price. You will experience further dilution to the extent that additional shares of our common stock are issued upon the exercise of outstanding stock options and warrants. See "Dilution" for a detailed calculation of the dilution that will result from this offering.

DILUTION

        Our net tangible book value at September 30, 2004 was $16,329,754, or $0.89 per share of common stock. Net tangible book value per share represents total tangible assets less total liabilities divided by the number of outstanding shares of our common stock on September 30, 2004. Assuming that we issue an aggregate of 3,650,000 shares of our common stock at a public offering price of $4.50 per share, with estimated net proceeds to us (after assumed commissions and expenses) of $15,095,250, our pro forma net tangible book value at September 30, 2004 would have been $31,425,004, or $1.43 per share. This represents an immediate increase in the tangible book value of $0.54 per share to our existing stockholders and an immediate dilution of $3.07 per share to new investors purchasing common stock in this offering, as illustrated in the following table:

Public offering price per share		$4.50
Net tangible book value per share as of September 30, 2004	$0.89
Increase per share attributable to new investors	$0.54

Pro forma net tangible book value per share after offering		$1.43

Dilution per share to new investors		$3.07

        The computations in the table above assume no exercise of any outstanding stock options or warrants after September 30, 2004. At February 28, 2005, there were options outstanding to purchase a total of 3,211,221 shares of our common stock at a weighted average exercise price of $3.46 per share and warrants outstanding to purchase 4,091,944 shares of our common stock at a weighted average exercise price of $3.57 per share. If any of these options or warrants are exercised, there will be further dilution to new investors.

PLAN OF DISTRIBUTION

        We are offering the shares of our common stock through placement agents. Subject to the terms and conditions contained in the placement agent agreement dated February 28, 2005, SG Cowen & Co., LLC and RBC Capital Markets Corporation have agreed to act as the placement agents for the sale of up to 3,650,000 shares of our common stock. The placement agents are not purchasing or selling any shares by this prospectus supplement or accompanying prospectus, nor are they required to arrange the purchase or sale of any specific number or dollar amount of shares, but have agreed to use reasonable best efforts to arrange for the sale of all 3,650,000 shares.

        The placement agent agreement provides that the obligations of the placement agents and the investors are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain opinions, letters and certificates from our counsel, our independent auditors and us.

        Confirmations and definitive prospectuses will be distributed to all investors who agree to purchase shares of the common stock, informing investors of the closing date as to such shares. We currently anticipate that closing of the sale of 3,650,000 shares of common stock will take place on or about March 4, 2005. Investors will also be informed of the date and manner in which they must transmit the purchase price for their shares.

        On the scheduled closing date, the following will occur:

  •
  we will receive funds in the amount of the aggregate purchase price; and

  •
  SG Cowen & Co., LLC will receive the placement agents' fee on behalf of the placement agents in accordance with the terms of the placement agent agreement.

        We will pay the placement agents an aggregate commission equal to 7% of the gross proceeds of the sale of shares of common stock in the offering. In no event will the total amount of compensation paid to the placement agents and other securities brokers and dealers upon completion of this offering exceed 8% of the maximum gross proceeds of the offering. The estimated offering expenses payable by us, in addition to the placement agents' fee, are approximately $180,000, which includes legal, accounting and printing costs and various other fees associated with registering and listing the shares of common stock. After deducting certain fees due to the placement agents and our estimated offering expenses, we expect the net proceeds from this offering to be up to $15,095,250.

        We have agreed to indemnify the placement agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended. We have also agreed to contribute to payments the placement agents may be required to make in respect of such liabilities.

        We, along with our executive officers and directors, have agreed to certain lock-up provisions with regard to future sales of our common stock for a period of 90 days after the offering as set forth in the placement agent agreement.

        The placement agent agreement with SG Cowen & Co., LLC and RBC Capital Markets Corporation is included as an exhibit to our Current Report on Form 8-K that will be filed with the Securities and Exchange Commission in connection with the consummation of this offering.

        The transfer agent for our common stock is American Stock Transfer & Trust Company.

        Our common stock is traded on the Nasdaq SmallCap Market under the symbol "POTP."

        RBC Capital Markets Corporation received warrants to acquire 150,000 shares of our common stock in connection with acting as placement agent with respect to our private placement of our common stock and warrants to purchase our common stock on March 26, 2004.

LEGAL MATTERS

        The validity of the issuance of the shares of common stock offered hereby will be passed upon by Ropes & Gray LLP in Boston, Massachusetts. Brown Raysman Millstein Felder & Steiner LLP in New York, New York is acting as counsel for the placement agents in connection with various legal matters relating to the shares of common stock offered hereby.

PROSPECTUS

Point Therapeutics, Inc.

$50,000,000

Common Stock
Warrants

        We may offer to the public from time to time in one or more series or issuances:

  •
  shares of our common stock; and

  •
  warrants to purchase shares of our common stock.

        Our common stock is listed on the NASDAQ SmallCap Market with the ticker symbol: "POTP."

        Before purchasing these securities, you should carefully review the Risk Factors section of this prospectus which begins on page 2.

        This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" before you make your investment decision.

        We will sell the securities to underwriters or dealers, through agents, or directly to investors.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is January 12, 2005

In this prospectus, "Point," "the Company," "we," "us" and "our" refer to Point Therapeutics, Inc. and any of its subsidiaries.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $50,000,000. We may offer shares of our common stock and warrants to purchase shares of our common stock. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

POINT THERAPEUTICS, INC.

        We are a Boston-based biopharmaceutical company developing a family of dipeptidyl peptidase (DPP) inhibitors for a variety of cancers, certain hematopoietic disorders, type 2 diabetes and as vaccine adjuvants. Our lead product candidate, talabostat (PT-100), is a small molecule drug in Phase 2 clinical trials. Talabostat is orally-active which, through a novel mechanism of action, has the potential to inhibit the growth of malignant tumors and to accelerate the reconstitution of the hematopoietic system.

        We believe that talabostat and our other in-licensed DPP inhibitors represent a large market opportunity because of their wide range of potential applications, including:

  •
  Cancers: talabostat is being tested in clinical trials for use as a single agent and in combination with chemotherapeutic agents and monoclonal antibodies to treat both solid tumors and hematologic malignancies. Talabostat could also be used in combination with cancer vaccines;

  •
  Hematopoietic Disorders: talabostat is being tested in clinical trials to treat both neutropenia and anemia;

  •
  Type 2 Diabetes: our preclinical product candidate, PT-630, is being tested as a high affinity DPP-4 inhibitor to treat type 2 diabetes; and

  •
  Vaccine Adjuvants: our preclinical product candidate, PT-510, is being tested as an adjuvant to improve the response to different vaccine regimens.

        The strategy of our current clinical development program is to develop the full range of potential commercial applications of talabostat with priorities given to the fastest-to-market applications. In 2004, we initiated four Phase 2 clinical trials of talabostat. The trials are studying talabostat in combination with Taxotere® for the treatment of advanced non-small cell lung cancer, talabostat as a single agent to treat advanced metastatic melanoma, talabostat in combination with cisplatin to treat advanced metastatic melanoma, and talabostat in combination with rituximab to treat advanced chronic lymphocytic leukemia. We are also clinically developing talabostat as a potential therapy for the treatment of hematopoietic disorders.

        Our portfolio also includes two other DPP inhibitors in preclinical development—PT-630 for type 2 diabetes, and PT-510 as a vaccine adjuvant. PT-630 has a high affinity for DPP-4 which is currently being developed by several pharmaceutical companies as a promising therapy to treat type 2 diabetes. PT-630 has demonstrated the ability in vitro to rapidly inhibit DPP-4 for a prolonged duration. Thus, through its ability to inhibit DPP-4, PT-630 could maintain active GLP-1, thus lowering blood glucose in type 2 diabetes. Our second preclinical DPP inhibitor, PT-510, is being developed as a potential vaccine adjuvant for both cancer and infectious disease. We have preclinical proof of principle data that indicates PT-510 upregulates cytokines and chemokines which are believed to be critical for the induction of an immune response.

        In addition to these product opportunities, we from time to time evaluate new technology to broaden our portfolio of potential products, including in-licensing, collaboration arrangements, as well as more expansive corporate relationships, including mergers and acquisitions

        Our principal executive office is located at 125 Summer Street, Boston, Massachusetts, 02110 and our telephone number is (617) 933-2130. The shares of our common stock trade on the NASDAQ SmallCap Market under the symbol "POTP". Our website address is www.pther.com.

RISK FACTORS

        In deciding whether to purchase our securities, in addition to the other information contained in this prospectus, you should consider carefully any risk factors we may include, if appropriate, in the applicable prospectus supplement. You should also consider the information under the heading "Forward-Looking Statements" below and the "Risk Factors" included in our Quarterly Report on Form 10-Q for the period ended September 30, 2004 which is incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded from time to time by our future filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and the documents we have incorporated by reference may contain "forward-looking" information as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations and releases. This information includes the potential size of any offering, the anticipated use of proceeds, statements on the prospects for our drug development activities and results of operations based on our current expectations, such as statements regarding certain milestones with respect to our technologies and product candidates. All statements, other than statements of historical facts, included in this prospectus, any prospectus supplement and the documents we have incorporated by reference regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. A number of important factors could cause actual results to differ materially from those projected or suggested in the forward looking statement, including, but not limited to, our ability to (i) successfully develop and manufacture products, (ii) obtain external funding to finance our operations, (iii) obtain the necessary governmental approvals, and (iv) obtain and enforce intellectual property rights, as well as the risk factors discussed above under the heading "Risk Factors". Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

USE OF PROCEEDS

        Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include clinical trial expenditures, research and development expenditures, acquisition or in-licensing of new technologies, capital expenditures and working capital. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds for temporary investments. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

DESCRIPTION OF COMMON STOCK

        The following summary of the terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to our charter and by-laws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to "Where You Can Find More Information" below for directions on obtaining these documents.

        We have authority to issue 75,000,000 shares of common stock. As of December 13, 2004, we had 18,263,298 shares of common stock outstanding.

General

        Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available for payment of dividends, as the board may from time to time determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Our certificate of incorporation does not provide for cumulative voting for the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Each outstanding share of common stock offered by this prospectus will, when issued, be fully paid and nonassessable.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase shares of our common stock, together with our common stock or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

        The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

  •
  the specific designation and aggregate number of, and the price at which we will issue, the warrants;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

  •
  whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

  •
  any applicable material United States federal income tax consequences;

  •
  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

  •
  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

  •
  if applicable, the date from and after which the warrants and the common stock will be separately transferable;

  •
  the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  the antidilution provisions of the warrants, if any;

  •
  any redemption or call provisions;

  •
  whether the warrants are to be sold separately or with other securities as parts of units; and

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

ANTI-TAKEOVER EFFECTS OF DELAWARE LAW AND OF OUR CHARTER AND BY-LAWS

        The following paragraphs summarize certain provisions of the Delaware General Corporation Law and our charter and by-laws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Delaware General Corporation Law and to our charter and by-laws, copies of which are on file with the SEC. Please refer to "Where You Can Find More Information" below for directions on obtaining these documents.

Delaware Law

        Section 203 of the Delaware General Corporation Law is applicable to corporate takeovers of Delaware corporations. Subject to exceptions contained therein, Section 203 provides that a corporation shall not engage in any business combination with any "interested stockholder" for a three-year period following the date that the stockholder becomes an interested stockholder unless:

  •
  prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, though some shares may be excluded from the calculation; and

  •
  on or subsequent to that date, the business combination is approved by the board of directors of the corporation and by the affirmative votes of holders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        Except as specified in Section 203, an interested stockholder is generally defined to include any person who, together with any affiliates or associates of that person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, any time within three years immediately prior to the relevant date. Under some circumstances, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period. Our certificate of incorporation and by-laws do not exclude the company from the restrictions imposed under Section 203. We expect that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors. These provisions may have the effect of deterring hostile takeovers or delaying changes in our company's control, which could depress the market price of our stock and which could deprive stockholders of opportunities to realize a premium on shares of our stock held by them.

Charter and By-Law Provisions

        Our certificate of incorporation and by-laws contain provisions that could discourage potential takeover attempts and make more difficult attempts by stockholders to change management. Our by-laws provide that directors may be removed only by the affirmative vote of a majority of the holders of the shares of our capital stock entitled to vote and that any vacancy on the board of directors, however occurring, including a vacancy resulting from an enlargement of the board, may only be filled by vote of a majority of the directors then in office. The limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring us. Our by-laws also provide that special meetings of our stockholders may only be called by the president or by our board of directors.

        Delaware's corporation law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless a corporation's certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Generally, our amended and restated by-laws may be amended or repealed by a majority vote of the board of directors or the holders of a majority of the shares of our capital stock issued and outstanding and entitled to vote. To amend our amended and restated by-laws regarding special meetings of stockholders as well as the removal and filling of vacancies of the board of directors requires the affirmative vote of at least a majority of the shares of our capital stock entitled to vote. The stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any series of preferred stock that might be outstanding at the time any of these amendments are submitted to stockholders.

PLAN OF DISTRIBUTION

        We may sell securities:

  •
  to or through underwriters or dealers;

  •
  through one or more agents; or

  •
  directly to purchasers or to a single purchaser.

        In addition, we may enter into transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

        The distribution of the securities may be effected from time to time in one or more transactions:

  •
  at a fixed price, or prices, which may be changed from time to time;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

        The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

  •
  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

  •
  the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Only the agents or underwriters named in the prospectus supplement are agents or underwriters in connection with the securities being offered.

        We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

  •
  the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

  •
  if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

        Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

        One or more firms, referred to as "remarketing firms," may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        Certain of the underwriters may use this prospectus and the accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

        The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange or the Nasdaq SmallCap Market. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

        Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters, if any, may overallot in connection with the offering, and may bid for, and purchase, the securities in the open market.

LEGAL MATTERS

        The validity of any securities offered by us under this prospectus will be passed upon for us by Ropes & Gray LLP. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

        Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2003, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the Registration Statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act with respect to the securities we are offering to sell. This prospectus, which constitutes part of the Registration Statement, does not include all of the information contained in the Registration Statement. You should refer to the Registration Statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the Registration Statement for copies of the actual contract, agreement or other document. We are also required to file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents will be publicly available free of charge on our website at www.pther.com as soon as reasonably practicable after filing such documents with the SEC.

        You can also read the Registration Statement and our future filings with the SEC, over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document that we file with the Securities and Exchange Commission at its public reference room at 450 Fifth Street, N.W., Washington, DC 20549.

        You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference in this prospectus the following documents already filed by us with the SEC:

  •
  Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2004 filed with the SEC on May 14, 2004, for the fiscal quarter ended June 30, 2004 filed with the SEC on August 16, 2004 and for the fiscal quarter ended September 30, 2004 filed with the SEC on November 15, 2004 (File Nos. 000-23776);

  •
  Our Current Reports on Form 8-K filed with the SEC on February 26, 2004, March 9, 2004, March 17, 2004, March 25, 2004, March 30, 2004, April 1, 2004, April 2, 2004, April 29, 2004, May 5, 2004, May 11, 2004, May 24, 2004, June 8, 2004, June 16, 2004, June 17, 2004, June 22, 2004, July 1, 2004, July 8, 2004, July 22, 2004, August 2, 2004, August 4, 2004, August 5, 2004 , September 22, 2004, October 25, 2004, November 2, 2004, November 8, 2004, November 30, 2004 and December 6, 2004 (File Nos. 000-23776); and

  •
  Our Annual Report on Form 10-K/A (File No. 000-23776) for the year ended December 31, 2003 filed with the SEC on June 1, 2004, including any subsequent amendments filed for the purpose of updating such Annual Report;

  •
  The description of our common stock contained in our registration statements on Forms 8-A filed under the Exchange Act, including any amendment or reports filed for the purpose of updating such descriptions.

        Any statement made in a document incorporated by reference or deemed incorporated herein by reference is deemed to be modified or superseded for purposes of this prospectus if a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We also incorporate by reference all documents filed pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the termination of this offering.

        Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Point Therapeutics, Inc.
125 Summer Street, Suite 1840
Boston, MA 02110
Attention: Investor Relations
617-933-2130

        In addition, copies of these filings are also available, without charge, on our Internet website at www.pther.com as soon as reasonably practicable after they are filed electronically with the SEC.

3,650,000 Shares

POINT THERAPEUTICS, INC.

Common Stock

PROSPECTUS SUPPLEMENT

SG Cowen & Co.
RBC Capital Markets

February 28, 2005

QuickLinks

TABLE OF CONTENTS
RISK FACTORS
DILUTION
PLAN OF DISTRIBUTION
LEGAL MATTERS
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
POINT THERAPEUTICS, INC.
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF WARRANTS
ANTI-TAKEOVER EFFECTS OF DELAWARE LAW AND OF OUR CHARTER AND BY-LAWS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE